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                                                                    EXHIBIT 99.8

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D.C. 20006

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 27, 2003

                               PACIFIC UNION BANK
                               ------------------
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                        N/A                 95-2888370
           ----------                        ---                 ----------
(State or other jurisdiction         (Commission file No.)     (I.R.S. Employee
  of incorporation or organization)                          Identification No.)

            3530 WILSHIRE BLVD., #1800, LOS ANGELES, CALIFORNIA 90010
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                    (Address of principal executive offices)
                                   (Zip code)

                                 (213) 385-0909
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              (Registrant's telephone number including area code)

  (Former name or former address, if changed since last report) Not applicable

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ITEM 5. OTHER EVENTS

On August 27, 2003, Korea Exchange Bank, which holds approximately 62% of the registrant's outstanding shares, issued a press release that it entered into an agreement with Lone Star under which Lone Star has agreed to inject additional capital for new shares of KEB stock and to contemporaneously purchase preferred shares of KEB stock from two of its shareholders, The Export-Import Bank of Korea and Commerzbank, which would make Lone Star the largest shareholder of KEB holding 51% of the total issued and outstanding shares of KEB. KEB will hold a shareholders meeting on September 16, 2003. A copy of the release is attached as
Exhibit 99.1.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Pacific Union Bank

Dated: August 28, 2003                   By: /s/ Dianne Kim
                                             --------------
                                              Dianne Kim, Senior Vice President
                                                 and Chief Financial Officer